UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2022

QUALTRICS INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Delaware	001-39952	47-1754215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West River Park Drive
Provo, Utah 84604
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 203-4999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On August 15, 2022, Donald (DJ) Paoni notified Qualtrics International Inc. (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company, effective immediately. Mr. Paoni’s decision to resign was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Paoni did not serve on any committee of the Board at the time of his resignation.

(d)

On August 15, 2022, the Board appointed Robin Manherz to the Board as a director, effective immediately. Ms. Manherz was appointed to fill the vacancy on the Board created by Mr. Paoni’s resignation.

Ms. Manherz is Executive Vice President and Chief Operating Officer of SAP SE (“SAP”), Customer Success, and has served in this role since July 2021. Ms. Manherz joined SAP in March 2007. In her time at SAP, she has served as Executive Vice President and Chief Performance Officer from February 2020 to June 2021, Senior Vice President, Global Portfolio Planning and Commercialization from July 2018 to February 2020, Chief Operating Officer, SAP SuccessFactors from January 2017 to July 2018, and Senior Vice President, Global Commercial Operations from September 2014 to January 2017. Ms. Manherz has served on the board of directors of Advantage Solutions Inc. since September 2021, and as an Advisory Board Member of Feather by SAP since September 2021. Ms. Manherz holds a B.S. in Management from the Georgia Institute of Technology.

As a non-employee director employed by SAP, Ms. Manherz will receive no additional compensation for her services on the Board.

The Company will enter into its standard form of indemnification agreement with Ms. Manherz in connection with her appointment to the Board.

There are no arrangements or understandings between Ms. Manherz, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Manherz was selected as a director. Ms. Manherz has no family relationship with any director or executive officer of the Company. Furthermore, there are no transactions between Ms. Manherz and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On August 19, 2022, the Company issued a press release announcing the resignation of Mr. Paoni and the appointment of Ms. Manherz to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Form of Director and Executive Officer Indemnification Agreement.
99.1	Press Release, dated August 19, 2022, announcing the resignation of Mr. Paoni and appointment of Ms. Manherz to the board of directors of Qualtrics International Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Incorporated by reference to Exhibit 10.12 filed with the Company’s Registration Statement on Form S-1 (File No. 333-251767), filed with the Securities and Exchange Commission on December 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALTRICS INTERNATIONAL INC.

Dated: August 19, 2022	By:	/s/ Blake Tierney
	Name:	Blake Tierney
	Title:	General Counsel